UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

Coupa Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-37901	20-4429448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 S. Grant Street

San Mateo, CA 94402

(Address of principal executive offices, including zip code)

650-931-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 7, 2017, Coupa Software Incorporated (the “Company”) entered into a Share Purchase Agreement (the “Acquisition Agreement”) pursuant to which it has agreed to purchase substantially all of the issued and outstanding capital stock held by shareholders (the “Sellers”) of Trade Extensions TradeExt AB, a Swedish corporation that specializes in strategic sourcing (the “Target”). The Company will pay aggregate consideration of $45 million at the closing of the transaction (subject to customary upward or downward adjustments for Target’s working capital and other matters), of which $41 million of the aggregate consideration will be paid in cash and the remaining $4 million will be paid in shares of the Company’s common stock and issued to certain Sellers who will be continuing employment with the Company.

The transaction is subject to customary conditions that are to be met or waived at or prior to the closing. The Acquisition Agreement contains customary representations, warranties and covenants for transactions of this type. Pursuant to the Acquisition Agreement, the Company and Sellers have agreed to indemnify the other party for any breach of such party’s representations, warranties and covenants contained in the Acquisition Agreement, subject to varying survival periods and applicable negotiated caps, claims procedures and other limitations. The Sellers have also agreed to non-competition restrictions under the Acquisition Agreement.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Acquisition Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated into this Item 1.01 by reference.

Forward-Looking Statements:

This report includes forward-looking statements. All statements other than statements of historical facts, including statements regarding the completion of the transaction, are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including: the risk of failing to satisfy closing conditions to the transaction; the risk that the transaction will not close or that closing will be delayed; the risk that the companies’ respective businesses will suffer due to uncertainty related to the transaction; difficulties encountered in integrating merged businesses, including employee, customer, supplier and product difficulties; costs related to the transaction; general market and business conditions; and unanticipated impact of accounting for the transaction.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s annual report on Form 10-K filed with the SEC on April 3, 2017, which is available at www.investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Coupa makes with the SEC from time to time.

The forward-looking statements in this release reflect Coupa’s expectations as of April 7, 2017. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Share Purchase Agreement dated April 7, 2017

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain appendices to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted appendices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupa Software Incorporated

By:	/s/ Todd Ford
Todd Ford
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: April 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Share Purchase Agreement dated April 7, 2017

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain appendices to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted appendices.